Exhibit C

                                CSW Energy, Inc.
                              Statements of Income
                   For the Twelve Months Ended March 31, 2000
                                   (Unaudited)
                                    ($000's)



OPERATING REVENUE:
            Electric revenues                                       $81,242
            Thermal revenues                                         22,259
            Equity in Income from energy projects                    16,336
            Operating and mantenance contract services                9,610
            Construction contract revenue                            48,131
            Other                                                    52,952
                                                                 -----------
                      Total operating revenue                       230,530


OPERATING EXPENSES:
            Fuel                                                     58,114
            Operating, maintnance and supplies                       12,889
            Depreciation and amortization                             6,077
            Salaries, wages and benefits                             12,397
            Construction contract expenses                           40,245
            General and administrative                               13,270
            Operating and maintenance contract services               5,176
                                                                 -----------
                      Total operating expenses                      148,168

INCOME FROM OPERATIONS                                               82,362

OTHER INCOME (EXPENSE)
            Interest income                                          30,033
            Interest expense                                        (25,743)
            Other, net                                               (3,261)
                                                                 -----------
                      Total other (expense)                           1,029

INCOME  BEFORE INCOME TAXES                                          83,391

PROVISION  FOR INCOME TAXES                                          34,400
                                                                 -----------

             Net income                                             $48,991
                                                                 ===========